Exhibit 1.1




                                   1,312,500 Shares
                                      Ashland Inc.
                                      Common Stock


                             Indemnification Agreement


                                 February 21, 1995



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
250 Vesey Street
New York, N.Y. 10281-1305

Dear Sirs:

         Ashland Inc., a Kentucky Corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), with respect to the sale, through Merrill Lynch as agent or to Merrill Lynch as principal, by Waco Oil & Gas Co., Inc., Ira L. Morris and Betty Sue Morris (the "Selling Stockholders"), of up to 1,312,500 shares of Common Stock of the Company (the "Securities").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-57767) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as

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amended (the "1934 Act"), or otherwise,  are hereinafter referred to as the
"Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to Merrill Lynch by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to Merrill Lynch for such use. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements
and  schedules  and  other   information  which  is  or  is  deemed  to  be
incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         1. The Company covenants with Merrill Lynch for so long as Merrill Lynch acts as agent or principal in connection with the sale of the Securities, as follows:

     (a) The Company will notify Merrill Lynch immediately (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt or any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable time.

     (b) The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by Merrill Lynch in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and will furnish with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be.

     (c) The Company will deliver to Merrill Lynch as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as Merrill Lynch may reasonably request.

     (d) The Company will furnish to Merrill Lynch from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as Merrill Lynch may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         2. (a) The Company agrees to indemnify and hold harmless Merrill Lynch, its directors, officers, employees and their agents, and each person, if any, who controls Merrill Lynch (within the meaning of Section 15 of the 1933 Act or the 1934 Act) against any losses, claims (including any actual or threatened investigation or proceeding by any governmental agency or body), damages, liabilities or expenses whatsoever (including the reasonable costs of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith) as incurred to which Merrill Lynch or any such other person may become subject under the 1933 Act or the 1934 Act or otherwise which arise out of or are based on the grounds or alleged grounds (i) that the Registration Statement (including, without limitation any documents incorporated by reference therein), as amended, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that any preliminary prospectus or the Prospectus (including, without limitation any document(s) incorporated by reference therein, as amended or supplemented, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that the foregoing indemnity agreement shall not apply in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, or any preliminary prospectus or Prospectus, in reliance upon and in conformity with information furnished to the

Company by or on behalf of the Selling Shareholders or Merrill Lynch for use in the preparation thereof; and provided further that the Company shall not be liable to Merrill Lynch or any other person, if any, who controls Merrill Lynch within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or alleged omission at or prior to the written confirmation of the sale of the Securities to such person if such statement or omission was corrected in such Prospectus.

     (b) Merrill shall indemnify and hold harmless the Company, its directors, officers, employees and their agents, each person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or the 1934 Act) against any losses, claims (including any actual or threatened investigation or proceeding by any governmental agency or body), damages, liabilities or expenses whatsoever (including the reasonable costs of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith) as incurred to which the Company or any such other person may become subject under the 1933 Act or the 1934 Act or otherwise which arise out of or are based on the grounds or alleged grounds (i) that the Registration Statement (including, without limitation any documents incorporated by reference therein), as amended, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading,  or (ii)  that any  preliminary  prospectus  or the  Prospectus
(including, without limitation any document(s) incorporated by reference therein, as amended or supplemented, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by Merrill Lynch to the Company for use in the preparation of such Registration Statement or any preliminary prospectus or Prospectus.

     (c) If any action or claim shall be brought or asserted against an indemnified party or parties (the "Indemnified "Party") under this paragraph (vi) in respect of which indemnity may be sought from an indemnifying party or parties (the "Indemnifying Party") under this paragraph (2) (a "Claim"), the Indemnified Party shall immediately give prompt written notice of the Claim to the Indemnifying Party, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses, except that any delay or failure to so notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if any, they are prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel and participate in the defense of the Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party, (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this paragraph (vi) to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to the entry of any judgment with respect to any Claim for anything other than money damages paid by the Indemnifying Party that would have any adverse affect on the Indemnified Party.

         3. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 2 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and Merrill Lynch shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and Merrill Lynch, as incurred, in such proportions that Merrill Lynch is responsible for that portion represented by the percentage that the commission received by Merrill Lynch on the sales of the Securities bears to the sales price of such Securities, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer, director and employee of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Merrill


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Lynch,  and each  director of the Company,  each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     4. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company and their respective successors and the controlling persons and officers, directors and employees referred to in Sections 2 and 3 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company and their respective successors, and said controlling persons and officers, directors and employees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed in said State.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                           Very truly yours,
                                           Ashland Inc.

                                           By: /s/ Thomas L. Feazell
                                               Thomas L. Feazell
                                               Senior Vice President,
                                               General Counsel and Secretary

CONFIRMED AND ACCEPTED
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated

By:  /s/ Charles Plohn, Jr.
      Authorized Signatory